                                                                   Exhibit 10.9

                                                           [STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 05/31/1996
                                                           960157927 - 2603092]

                              ARTICLES OF MERGER
                                       OF
                            DARKHORSE SYSTEMS, INC.
                             (a Texas corporation)
                                 WITH AND INTO
                          TANISYS ACQUISITION CORP. II
                            (a Delaware corporation)


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     Pursuant to the provisions of Article 262 of the Delaware Corporation Act
(the "Delaware Act"), the undersigned domestic corporation and foreign corporation adopt the following Articles of Merger ("Articles of Merger"), this 31st day of May, 1996, for the purpose of effecting a merger between TANISYS ACQUISITION CORP. II, a Delaware corporation ("Tanisys Acquisition"), and DARKHORSE SYSTEMS, INC., a Texas corporation ("DarkHorse"), in accordance with the provisions of Article 251 of the Delaware Act. Tanisys Acquisition II and DarkHorse are sometimes referred to herein as the "Constituent Corporations."

                                   RECITALS

     Tanisys Acquisition II is a corporation duly organized and existing under the laws of the State of Delaware with authorized capital of 10,000 shares of common stock, par value $.01 per share (the "Tanisys Acquisition II Common Stock"), of which no shares are held in treasury and 10,000 shares of Tanisys Acquisition II Common Stock are issued and outstanding.

     DarkHorse is a corporation validly existing under the laws of the State of Texas with authorized capital consisting of 100,000,000 shares of common stock, no par value per share (the "DarkHorse Common Stock"), of which no shares are held in the treasury and 1,200,000 shares are issued and outstanding.

     Tanisys Technology, Inc., a Wyoming corporation and holder of all of the issued and outstanding shares of Tanisys Acquisition II Common Stock ("Tanisys"), and DarkHorse, among others, have entered into an Agreement and Plan of Merger, dated as of April 9, 1996 (the "Agreement"), which contemplates the merger of DarkHorse with and into Tanisys Acquisition II (the "Merger"), with Tanisys Acquisition II becoming the surviving corporation in accordance with the Agreement and these Articles of Merger.

     The respective Boards of Directors of Tanisys Acquisition II and DarkHorse deem it advisable and in the best interests of each such corporation and their respective shareholders that DarkHorse be merged with and into Tanisys Acquisition II as provided herein and in the Agreement, and they have accordingly adopted resolutions approving the Agreement and these Articles of Merger, and the Agreement and these Articles of Merger have been approved by the required vote of the shareholders of each Constituent Corporation.

     Therefore, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree to the following Plan of Merger:


                                     ARTICLE 1.

                                     The Merger

     On the Effective Date of the Merger (as defined in Article 6 hereof), DarkHorse shall be merged with and into Tanisys Acquisition II, which as the surviving corporation is sometimes referred to herein as the "Surviving Corporation." The separate existence and corporate organization of DarkHorse shall cease upon the Effective Date of the Merger, and thereafter Tanisys Acquisition II shall continue as the Surviving Corporation under the laws of the State of Delaware under the name "Tanisys Acquisition Corp. II." The Merger shall be pursuant to the provisions of and with the effect provided in the Delaware Act and the Texas Business Corporation Act (the "Texas Act").


                                   ARTICLE 2.

                      Articles of Incorporation and Bylaws

     2.1. On the Effective Date of the Merger, the Articles of Incorporation of Tanisys Acquisition II, as in effect immediately prior to the Effective Date of the Merger, shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with law and such Articles of Incorporation.

     2.2. On the Effective Date of the Merger, the Bylaws of Tanisys Acquisition II, as in effect immediately prior to the Effective Date of the Merger, shall be the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.


                                       2
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                                   ARTICLE 3.

                             Directors and Officers

     3.1. The number of directors comprising the Board of Directors of the Surviving Corporation shall be one (1), and such director, who shall serve until his successor has been duly elected and qualified or until his resignation, death or removal, in accordance with law, the Articles of Incorporation and the Bylaws of the Corporation, shall be Mark C. Holliday.

     3.2. The officers of the Surviving Corporation after the Effective Date of the Merger, who shall serve in the capacity listed opposite their respective names until their successors have been duly elected and qualified or until their resignation, death or removal, in accordance with law, the Articles of Incorporation and Bylaws of the Surviving Corporation, shall be as follows:

     Mark C. Holliday                   President
     Keith D. Thatcher                  Vice President, Chief Financial Officer
                                          and Corporate Treasurer
     Lynne Reilly                       Corporate Secretary


                                   ARTICLE 4.

                    Manner and Basis of Converting Shares

     4.1. On the Effective Date of the Merger, subject to Section 4.7 hereof, each share of Tanisys Acquisition II Common Stock issued and outstanding immediately prior to the Effective Date of the Merger (other than Tanisys Acquisition II Appraisal Shares (as hereinafter defined), all of which shall be cancelled) shall continue to remain outstanding and unchanged. "Tanisys Acquisition II Appraisal Shares" are those shares of Tanisys Acquisition II Common Stock as to which shareholders of Tanisys Acquisition II have properly exercised and perfected their right to dissent and receive the fair value thereof in accordance with Article 262 of the Delaware Act. Also on the Effective Date of the Merger, subject to Sections 4.3 and 4.7 hereof and adjustment as provided herein, each share of DarkHorse Common Stock issued and outstanding immediately prior to the Effective Date of the Merger (other than DarkHorse Appraisal Shares (as hereinafter defined), all of which shares shall be cancelled), not to exceed 1,200,000 shares of DarkHorse Common Stock in the aggregate, shall, by virtue of the Merger and without any action on the part of the holder thereof, thereupon be converted into and become, in exchange for each share of DarkHorse Common Stock, one (1) share (the "Exchange Ratio") of Tanisys common stock, no par value per share (the "Tanisys Common Stock"), with any excess shares of DarkHorse Common Stock resulting in a reduction in the per-share Exchange Ratio. In the event that DarkHorse has less than 1,200,000 shares of DarkHorse Common Stock outstanding on the Effective Date of the Merger, the Exchange Ratio shall be proportionally increased. Each share of DarkHorse Common Stock held in the treasury of DarkHorse or by a wholly-owned subsidiary


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of DarkHorse shall be cancelled as of the Effective Date of the Merger, and no portion of the Merger Consideration (as hereinafter defined) shall be payable with respect thereto. As used in these Articles of Merger, "Merger Consideration" shall mean the aggregate of 1,200,000 shares of Tanisys Common Stock exchanged for DarkHorse Common Stock in the Merger at the Exchange Ratio. The Merger Consideration shall be reduced by the amount otherwise payable or issuable to holders of DarkHorse who exercise dissenters' rights in connection with the Merger based upon such shareholders' ownership of DarkHorse Common Stock outstanding on the Effective Date of the Merger. The Exchange Ratio shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization subsequent to the date of the Agreement applicable to shares of DarkHorse Common Stock or Tanisys Common Stock held of record on or before the Effective Date of the Merger. "DarkHorse Appraisal Shares" are those shares of DarkHorse Common Stock as to which shareholders have properly exercised and perfected their right to dissent and to receive the fair value thereof in accordance with Articles 5.11, 5.12 and 5.13 of the Texas Act.

     4.2. After the Effective Date of the Merger, each holder of record of an outstanding certificate or certificates representing shares of DarkHorse Common Stock shall surrender such certificate or certificates to Tanisys or to such agent or agents as shall be appointed by Tanisys (the "Exchange Agent") and shall be entitled to receive in exchange therefor (except to the extent such certificate or certificates represent DarkHorse Appraisal Shares) a certificate or certificates representing the number of whole shares of Tanisys Common Stock into which the shares of DarkHorse Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted, together with a check representing the cash adjustments for fractional shares, if any. Except as otherwise provided herein, each share of DarkHorse Common Stock issued and outstanding immediately prior to the Effective Date of the Merger shall on and after the Effective Date of the Merger be deemed for all corporate purposes to evidence ownership of the number of shares of Tanisys Common Stock into which such shares have been converted. Until certificates representing shares of DarkHorse Common Stock shall be surrendered and exchanged for certificates representing shares of Tanisys Common Stock, no dividend or other distributions, if any, payable to holders of record of Tanisys Common Stock as of any date subsequent to the Effective Date of the Merger shall be paid to the holders of such outstanding certificates of DarkHorse Common Stock. Holders of unsurrendered certificates for shares of DarkHorse Common Stock shall not be entitled to vote until such unsurrendered certificates for shares of DarkHorse Common Stock are exchanged pursuant to this Section 4.2. Upon surrender and exchange of such outstanding certificates of DarkHorse Common Stock and subject to the effect, if any, of applicable law, there shall be paid to the record holders of the certificates issued in exchange therefor, the amount, without interest thereon, of dividends and other distributions, if any, which has become payable after the Effective Date of the Merger with respect to the number of whole shares of Tanisys Common Stock represented thereby. Immediately prior to the Effective Date of the Merger, all outstanding stock options or rights to purchase DarkHorse Common Stock, if any, shall be surrendered by the respective holders thereof and shall terminate and be cancelled and shall have no further force and effect whatsoever.


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     4.3. Tanisys shall not be required to issue, and no certificates shall be issued, for a fraction of a share of Tanisys Common Stock to any shareholder of Tanisys in respect of fractional interests, but in lieu thereof each such holder of shares of Tanisys Common Stock who would otherwise have been entitled to a fraction of a share of Tanisys Common Stock, upon compliance with Section 4.2 hereof, shall be paid cash equal to such fraction multiplied by the average of the per-share closing prices of Tanisys Common Stock on the Vancouver Stock Exchange for the twenty (20) trading days immediately preceding the date that is ten (10) days prior to the Effective Date of the Merger, subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization applicable to shares of Tanisys Common Stock held of record on or before the Effective Date of the Merger to the extent not reflected in such sales prices.

     4.4. If any certificate evidencing shares of Tanisys Common Stock is to be issued in a name other than that in which the DarkHorse certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to Tanisys or the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Tanisys Common Stock in any name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Tanisys or the Exchange Agent that such tax has been paid or is not payable.

     4.5. Tanisys may, without notice to any person, terminate all exchange agencies after thirty (30) days following the Effective Date of the Merger, and thereafter all exchanges, payments and notices provided for in these Articles of Merger as being made to or by the Exchange Agent shall be made to or by Tanisys or its transfer agent.

     4.6. The holder of a certificate or certificates representing shares of DarkHorse Common Stock issued and outstanding immediately prior to the Effective Date of the Merger shall have no rights with respect to such shares other than to exercise and perfect their right to dissent to the Merger and to receive the fair value of such shares in the manner provided by Articles 5.11, 5.12 and 5.13 of the Texas Act or surrender such certificate or certificates pursuant to
Section 4.2 hereof. The holder of a certificate or certificates representing shares of the Tanisys Acquisition II Common Stock issued and outstanding prior to the Effective Date of the Merger shall have no rights with respect to such shares other than to exercise and perfect their right to dissent to the Merger and to receive the fair value of such shares in the manner provided by Article 262 of the Delaware Act.

     4.7. If the holder of any shares of DarkHorse Common Stock issued and outstanding immediately prior to the Effective Date of the Merger shall become entitled to receive payment for such shares in accordance with the applicable provisions of Articles 5.11, 5.12 and 5.13 of the Texas Act, then such payment shall be in lieu of the conversion provided in Section 4.1 hereof and shall be made by the Surviving Corporation. DarkHorse shall give Tanisys Acquisition II and Tanisys prompt notice upon receipt of any written objections to the Merger or claims of appraisal rights and shall not without prior written consent of Tanisys Acquisition II and Tanisys make any payment with respect to, or settle or offer to settle, any such objection or claim. If the holder of any shares of Tanisys Common Stock issued and outstanding immediately prior to the Effective Date of the Merger shall become entitled to receive payment for such shares in accordance with the applicable provisions of Article 262 of the Delaware Act, then such payment shall be made by the Surviving Corporation.


                                   ARTICLE 5.

   Rights and Duties of Tanisys Acquisition II as the Surviving Corporation

     5.1. On the Effective Date of the Merger, the separate existence of DarkHorse shall cease for all purposes, and DarkHorse shall be merged with and into Tanisys Acquisition II, which, as the Surviving Corporation, shall thereupon and thereafter possess all of the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, liabilities, obligations, disabilities and duties of each of the Constituent Corporations so merged; and all and singular, the rights, privileges, immunities, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed and all debts due to any of the Constituent Corporations on whatever account, including stock subscriptions and all other choses in action, and all and every other interest of or belonging to or due to each of such Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger.

     5.2. On the Effective Date of the Merger, the Surviving Corporation shall also be responsible and liable and subject to all restrictions, liabilities, obligations, disabilities and duties of each Constituent Corporation; and any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation had been substituted in its place. Neither the rights of creditors nor any liens upon the property of any of the Constituent Corporations shall be impaired by the Merger, and such rights and liens shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if the Merger had not taken place. If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurances in law or any things are necessary or desirable to vest in the Surviving Corporation, according to the terms hereof, the title of any property or rights of DarkHorse, the last acting officers and directors of DarkHorse, as the case may be, or the corresponding officers and directors of the Surviving Corporation shall and will execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of the Agreement and these Articles of Merger.


                                       6
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                                   ARTICLE 6.

                                 Effective Date

     As used in these Articles of Merger, the term "Effective Date of the Merger" shall mean the latter of the issuance of a Certificate of Merger by the Secretary of State of the State of Texas or the issuance of a Certificate of Merger by the Secretary of State of the State of Delaware in accordance with the Delaware Act and Texas Act, respectively.


                                   ARTICLE 7.

                                  Counterparts

     These Articles of Merger may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.


                                   ARTICLE 8.

                                   Amendment

     Subject to applicable law, these Articles of Merger may be amended, modified or supplemented only by written agreement of Tanisys Acquisition II and DarkHorse, duly authorized by each of their respective Boards of Directors, at any time prior to the Effective Date of the Merger; provided, however, that, after the adoption of the Agreement and these Articles of Merger by the shareholders of Tanisys Acquisition II and DarkHorse, no such amendment, modification or supplement shall reduce the amount or change the form of the consideration to be paid to the shareholders of DarkHorse in accordance with
Article 4 hereof.


                                   ARTICLE 9.

                                    Voting

     The common stock of each Constituent Corporation is the only class of shares entitled to vote on the proposed Merger. As to each Constituent Corporation, the approval of whose shareholders is required, the designation and total number of shares outstanding and entitled to vote for or against the Merger, and the number of shares of each Constituent Corporation voted for or against the Merger, respectively, are as follows:


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                                                          Number of Shares
                                          Number of       ------------------
Name of               Designation of      Common          Total      Total
Constituent           Class Entitled      Shares Out-     Voted      Voted
Corporation           to Vote             standing        For        Against
-----------           --------------      -----------     -----      -------

Tanisys Acquisition
Corp. II              Common Stock           10,000          10,000   -0-

DarkHorse
Systems, Inc.         Common Stock        1,200,000       1,200,000   -0-


                                   ARTICLE 10.

                            Authorization of Merger

     The Agreement and these Articles of Merger and the performance of their terms were duly authorized by all action required by the laws under which each of Tanisys Acquisition II, DarkHorse and Tanisys are incorporated and by their respective constituent documents.

                                       TANISYS ACQUISITION CORP. II
                                       a Delaware corporation
ATTEST:


                                       By:  /s/ KEITH D. THATCHER
                                          --------------------------------
     /s/ LYNNE REILLY                  Name:  Keith D. Thatcher
--------------------------------            ------------------------------
Secretary                              Title:    Vice Preident and CFO
                                             -----------------------------


                                       DARKHORSE SYSTEMS, INC.
                                       a Texas corporation
ATTEST:


                                       By:  /s/ GARY W. PANKONIEN
                                          --------------------------------
     /s/ ARCHER LAWRENCE               Name:  Gary W. Pankonien
--------------------------------            ------------------------------
Secretary                              Title:    Chairman and CEO
                                             -----------------------------



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                                       TANISYS TECHNOLOGY, INC.
                                       a Wyoming corporation
ATTEST:


                                       By:  /s/ KEITH D. THATCHER
                                          --------------------------------
     /s/ LYNNE REILLY                  Name:  Keith D. Thatcher
--------------------------------            ------------------------------
Assistant Secretary                    Title:    Vice President and CFO
                                             -----------------------------



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